EXHIBIT 99.1

FOR IMMEDIATE RELEASE                                                                                                                    AUGUST 3, 2010

TANDY LEATHER FACTORY REPORTS Q2 2010 EARNINGS UP 39% YEAR OVER YEAR
REPORTS INCREASE OF 38% IN NET INCOME IN 1ST HALF OF YR COMPARED TO 2009

FORT WORTH, TEXAS – Tandy Leather Factory, Inc. (NASDAQ: TLF) today reported financial results for the second quarter of 2010.  Consolidated net income for the quarter ended June 30, 2010 was $1,061,000 compared to consolidated net income of $761,000 for the second quarter of 2009, an increase of 39%.  Fully diluted earnings per share for the quarter were $0.10, compared to $0.07 in the second quarter of last year.  Total sales for the quarter ended June 30, 2010 were $14.3 million, up 10% from $13.0 million in the second quarter last year.

Consolidated sales for the six months ended June 30, 2010 were $28.9 million, up 10% from the 2009 first half sales of $26.2 million.  Consolidated net income for the first half of 2010 was up 38% at $2.0 million or $0.20 per fully-diluted share versus $1.5 million or $0.14 per fully-diluted share in the comparable period last year.

Sales in the Retail Leathercraft segment, which consists of the Tandy Leather stores, increased $1.1 million in the second quarter, a 16% improvement over last year's second quarter.  Seventy-six stores comprised Tandy Leather's retail operations on June 30, 2010, compared to seventy-five retail stores a year ago.  For the first six months of 2010, Retail Leathercraft’s sales increased $2.1 million, or 16%, over the first six months of 2009.  Second quarter sales for the Wholesale Leathercraft segment, which consists of the Leather Factory wholesale stores and national account group, were up 2% or $136,000 from the same quarter last year.  For the first six months of 2009, Wholesale Leathercraft’s sales were up $437,000, or 4%, from the same period in 2009.  International Leathercraft, consisting of one combination wholesale and retail store located in the United Kingdom, reported a sales increase of 29%, or $88,000, compared to the second quarter of 2009.  For the year, International Leathercraft’s sales were up 30%, or $179,000, over the same period last year.

Consolidated gross profit margin for the current quarter was 60.7%, improving from 58.8% for the second quarter of 2009.  For the first two quarters, consolidated gross profit margin for the current year was 61.1%, increasing from last year's gross profit margin of 58.8%.  Consolidated operating expenses rose approximately 11% for the quarter and the year, increasing $702,000 in the current quarter and $1.4 million for the first six months over the same periods a year ago.  For the second quarter, the significant increases in expenses occurred in advertising, freight out, and credit card fees, all of which are related to the sales increase.  Store manager bonuses are also up as a result of increased profit at the stores. Legal fees are also up due to an increase in trademark registrations in foreign countries. For the year, expense increases mirrored that of the second quarter.  Consolidated operating margin improved for the quarter to 10.1% compared to 8.5% last year.  On a year-to-date basis, consolidated operating margin improved from 8.0% last year to 10.3% in the current year.

Jon Thompson, Chief Executive Officer and President, commented, “The second quarter was another solid one, with higher sales and earnings compared to last year’s second quarter.  Gross profit margins continue to improve and all divisions reported sales gains and strong profits. Our inventory is up some as we are stocking our stores with slightly more product, in order to keep our sales momentum moving forward through the last half of the year.”

Chief Financial Officer and Treasurer, Shannon Greene, added, “We have enjoyed great success so far this year with very solid results.  We paid our one-time dividend totaling $7.6 million in early July so our cash will decrease in the third quarter.  The level of operating expenses through the end of June was not a surprise as the majority of the expense increases are related to the sales gains.  Looking to the last half of the year, we are working against strong comps from last year, particularly in the fourth quarter, so it is important that we manage expenses well against those comps in order to maximize profits.”

Tandy Leather Factory, Inc., (http://www.tandyleatherfactory.com), headquartered in Fort Worth, Texas, is a specialty retailer and wholesale distributor of a broad product line including leather, leatherworking tools, buckles and adornments for belts, leather dyes and finishes, saddle and tack hardware, and do-it-yourself kits. The Company distributes its products through its 29 Leather Factory stores, located in 19 states and 3 Canadian provinces, 76 Tandy Leather retail stores, located in 36 states and 6 Canadian provinces, one combination wholesale/retail store located in the United Kingdom, and Mid-Continent Leather Sales, one store located in Oklahoma.  Its common stock trades on the Nasdaq with the symbol "TLF".  To be included on Tandy Leather Factory’s email distribution list, go to http://www.b2i.us/irpass.asp?BzID=1625&to=ea&s=0.

Contact:	Shannon L. Greene, Tandy Leather Factory, Inc.	(817) 872-3200 or sgreene@tandyleather.com
	Mark Gilbert, Magellan Fin, LLC	(317) 867-2839 or MGilbert@MagellanFin.com

This news release may contain statements regarding future events, occurrences, circumstances, activities, performance, outcomes and results that are considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Actual results and events may differ from those projected as a result of certain risks and uncertainties. These risks and uncertainties include but are not limited to: changes in general economic conditions, negative trends in general consumer-spending levels, failure to realize the anticipated benefits of opening retail stores; availability of hides and leathers and resultant price fluctuations; change in customer preferences for our product, and other factors disclosed in our filings with the Securities and Exchange Commission.  These forward-looking statements are made only as of the date hereof, and except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Selected financial data:

	Quarter Ended June 30, 2010		Quarter Ended June 30, 2009
	Sales	Operating Income	Sales	Operating Income
Wholesale Leathercraft	$6,248,279	$623,266	$6,112,421	$473,527
Retail Leathercraft	7,706,679	769,477	6,626,225	646,307
International Leathercraft	395,864	51,568	307,852	(12,063)
Total Operations	$14,350,822	$1,444,311	$13,046,498	$1,107,771

	Six Months Ended 06/30/10		Six Months Ended 06/30/09
	Sales	Operating Income	Sales	Operating Income
Wholesale Leathercraft	$12,836,082	$1,157,461	$12,399,123	$839,774
Retail Leathercraft	15,322,976	1,692,215	13,229,746	1,196,475
International Leathercraft	780,302	131,003	600,724	69,054
Total Operations	$28,939,360	$2,980,679	$26,229,593	$2,105,303

Wholesale Leathercraft	Quarter Ended 06/30/10		Quarter Ended 06/30/09
	# of stores	Sales	# of stores	Sales
Same store sales	30	$5,568,230	30	$5,327,001
National account group	n/a	680,049	n/a	785,420
Total Sales – Wholesale Leathercraft		$6,248,279		$6,112,421

Wholesale Leathercraft	Six Months Ended 06/30/10		Six Months Ended 06/30/09
	# of stores	Sales	# of stores	Sales
Same store sales	30	$11,351,406	30	$10,741,998
National account group	n/a	1,484,676	n/a	1,657,125
Total Sales – Wholesale Leathercraft		$12,836,082		$12,399,123

Retail Leathercraft	Quarter Ended 06/30/10		Quarter Ended 06/30/09
	# of stores	Sales	# of stores	Sales
Same store sales	74	$7,588,880	74	$6,624,026
New store sales	2	117,799	1	2,199
Total Sales – Retail Leathercraft	76	$7,706,679	75	$6,626,225

Retail Leathercraft	Six Months Ended 06/30/10		Six Months Ended 06/30/09
	# of stores	Sales	# of stores	Sales
Same store sales	74	$15,116,514	74	$13,227,547
New store sales	2	206,462	1	2,199
Total Sales – Retail Leathercraft	76	$15,322,976	75	$13,229,746

Tandy Leather Factory, Inc.
Consolidated Balance Sheets

	June 30, 2010 (unaudited)	December 31, 2009 (audited)
ASSETS
CURRENT ASSETS:
Cash	$10,596,697	$7,891,962
Short-term investments, including certificates of deposit	2,503,593	5,017,000
Accounts receivable-trade, net of allowance for doubtful accounts of $174,000 and $136,000 in 2010 and 2009, respectively	1,392,682	1,202,811
Inventory	18,110,290	16,865,826
Prepaid income taxes	7,673	-
Deferred income taxes	294,788	271,481
Other current assets	1,854,913	791,884
Total current assets	34,760,636	32,040,964

PROPERTY AND EQUIPMENT, at cost	13,838,322	15,111,497
Less accumulated depreciation and amortization	(4,380,971)	(5,431,776)
	9,457,351	9,679,721

GOODWILL	982,117	983,823
OTHER INTANGIBLES, net of accumulated amortization of $448,000 and $418,000 in 2010 and 2009, respectively	277,258	307,802
OTHER assets	316,533	314,921
	$45,793,895	$43,327,231

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable-trade	$1,702,281	$1,185,032
Accrued expenses and other liabilities	4,371,225	3,988,144
Dividend payable	7,690,832	-
Income taxes payable	-	399,536
Current maturities of long-term debt and capital lease obligations	202,500	202,500
Total current liabilities	13,966,838	5,775,212

DEFERRED INCOME TAXES	623,519	682,364

LONG-TERM DEBT, net of current maturities	3,408,750	3,510,000
CAPITAL LEASE OBLIGATION, net of current maturities	-	-

COMMITMENTS AND CONTINGENCIES	-	-

STOCKHOLDERS' EQUITY:
Preferred stock, $0.10 par value; 20,000,000 shares authorized;
none issued or outstanding; attributes to be determined on issuance	-	-
Common stock, $0.0024 par value; 25,000,000 shares authorized;
11,148,065 and 11,021,951 shares issued at 2010 and 2009, respectively;
10,254,442 and 10,130,628 shares outstanding at 2010 and 2009, respectively	26,755	26,453
Paid-in capital	5,676,288	5,491,736
Retained earnings	24,278,304	29,959,910
Treasury stock (893,623 and 891,323 shares at cost at 2010 and 2009, respectively)	(2,461,068)	(2,452,649)
Accumulated other comprehensive income	274,509	334,205
Total stockholders' equity	27,794,788	33,359,655
	$45,793,895	$43,327,231

Tandy Leather Factory, Inc.
Consolidated Statements of Income
(Unaudited)
For the Three and Six Months Ended June 30, 2010 and 2009

	THREE MONTHS		SIX MONTHS
	2010	2009	2010	2009

NET SALES	$14,350,822	$13,046,498	$28,939,360	$26,229,593

COST OF SALES	5,635,856	5,370,457	11,247,798	10,813,106
Gross profit	8,714,966	7,676,041	17,691,562	15,416,487

OPERATING EXPENSES	7,270,655	6,568,270	14,710,883	13,311,184
INCOME FROM OPERATIONS	1,444,311	1,107,771	2,980,679	2,105,303

OTHER (INCOME) EXPENSE:
Interest expense	65,615	83,575	131,219	160,487
Other, net	(81,741)	(142,915)	(83,208)	(219,690)
Total other (income) expense	(16,126)	(59,340)	48,011	(59,203)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	1,460,437	1,167,111	2,932,668	2,164,506

PROVISION FOR INCOME TAXES	399,326	431,014	923,981	755,350

NET INCOME FROM CONTINUING OPERATIONS	1,061,111	736,097	2,008,687	1,409,156

INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX	-	25,154	536	50,012

NET INCOME	$1,061,111	$761,251	$2,009,223	$1,459,168

NET INCOME FROM CONTINUING OPERATIONS PER COMMON SHARE:
Basic	$0.10	$0.07	$0.20	$0.14
Diluted	$0.10	$0.07	$0.20	$0.14

INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX PER COMMON SHARE:
Basic	$0.00	$0.00	$0.00	$0.00
Diluted	$0.00	$0.00	$0.00	$0.00

NET INCOME PER COMMON SHARE:
Basic	$0.10	$0.07	$0.20	$0.14
Diluted	$0.10	$0.07	$0.20	$0.14

Weighted average number of shares outstanding:
Basic	10,191,506	10,673,245	10,164,759	10,650,573
Diluted	10,238,217	10,731,998	10,226,015	10,705,871

Tandy Leather Factory, Inc.
Consolidated Statements of Cash Flows
(Unaudited)
For the Six Months Ended June 30, 2010 and 2009
	2010		2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,009,223		$1,459,168
Income from discontinued operations	536		50,012
	2,008,687		1,409,156
Adjustments to reconcile net income to net
cash provided by (used in) operating activities-
Depreciation & amortization	471,411		560,835
Loss on disposal of assets	8,303		-
Non-cash stock-based compensation	18,388		2,540
Deferred income taxes	(82,823)		44,946
Other	(52,842)		84,037
Net changes in assets and liabilities:
Accounts receivable-trade, net	(195,779)		(446,874)
Inventory	(1,244,464)		229,038
Income taxes	(406,924)		(194,104)
Other current assets	(1,063,029)		(294,962)
Accounts payable	517,249		365,711
Accrued expenses and other liabilities	383,081		(197,606)
Total adjustments	(1,647,429)		153,561

Net cash provided by continuing operating activities	361,258		1,562,717
Cash provided by discontinued operating activities	6,831		(15,193)
Net cash provided by operating activities	368,089		1,547,524

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(238,507)		(442,402)
Purchase of certificates of deposit	(2,572,593)		(5,336,000)
Proceeds from maturities of certificates of deposit	5,086,000		2,775,000
Proceeds from sale of assets	6,560		-
Decrease (increase) in other assets	(1,611)		1,052

Net cash provided by continuing investing activities	2,279,849		(3,002,350)
Cash provided by discontinued investing activities	-		-
Net cash used in investing activities	2,279,849		(3,002,350)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on long-term debt and notes payable	(101,250)		(101,250)
Payments on capital lease obligations	-		(593,949)
Repurchase of common stock (treasury stock)	(8,419)	-	(64,897)
Proceeds from issuance of common stock	166,466		23,437

Net cash provided by continuing financing activities	56,797		(736,659)
Cash provided by discontinued financing activities	-		-
Net cash used in financing activities	56,797		(736,659)

NET CHANGE IN CASH	2,704,735		(2,191,485)

CASH, beginning of period	7,891,962		7,810,298

CASH, end of period	$10,596,697		$5,618,813

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid during the period	$131,219		$160,487
Income taxes paid during the period, net of (refunds)	1,405,089		884,425